Pat Martin, Harrah's Entertainment, Inc.
(901) 537-3654
Release # HET 02-99-0133





               HARRAH'S ENTERTAINMENT REPORTS RECORD YEAR IN 1998
                                 Record Revenues
                                  Record EBITDA
                             Record Operating Profit
                                Record Net Income
                            Record Earnings Per Share

         MEMPHIS, February 11, 1999 - Harrah's Entertainment, Inc. (NYSE:HET) today reported results for the year and fourth quarter ended December 31, 1998, including record revenues, record EBITDA, record operating profit, record income from continuing operations, record net income, and record earnings per share for fiscal year 1998. Diluted earnings per share before extraordinary items for the year were $1.19 compared to $1.06 in 1997.

         Excluding items typically not included in analyst estimates - project opening costs, equity in nonconsolidated affiliates-preopening costs, write-downs and reserves, venture restructuring costs, Missouri initiative costs, and gains on sales of nonoperating assets -diluted earnings per share before extraordinary items in fourth quarter were 20 cents. Including all items, diluted earnings per share before extraordinary items for fourth quarter 1998 were 15 cents compared to 12 cents for fourth quarter 1997.

         EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) before items typically not included in analyst estimates was a record $467.5 million for the year and $110.8 million for the quarter, 23.8% and 31.1% increases, respectively.

         Revenues for the year were a record $2.0 billion, a 23.8% increase over 1997, and $524.7 million for fourth quarter, up 31.8%. Operating profit before project opening costs, corporate expense, equity in earnings (losses) of nonconsolidated affiliates, write-downs and reserves, and venture restructuring costs was $362.3 million for 1998 compared to $290.1 million the previous year, and $76.9 million in fourth quarter compared to $58.5 million for fourth quarter 1997. Operating profit includes image advertising costs which were significantly higher in 1998 compared to prior year, as the company continued to build a foundation for the brand elements of its strategy.

         Income before extraordinary losses was $121.7 million in 1998 compared to $107.5 million for 1997, and $15.5 million compared to $12.1 million in fourth quarter during 1998 and 1997, respectively. Net income was $102.0 million in 1998 compared to $99.3 million in 1997, and $14.1 million compared to $12.1 million in fourth quarter during 1998 and 1997, respectively.

         "1998 was a clean-sweep no matter how you look at it," said Harrah's Entertainment Chairman and C.E.O. Phil Satre. "In a challenging year for the industry, we saw record results in all categories, experienced same store revenue growth in almost every market, and established Harrah's Entertainment as a consolidator in the gaming industry.

         "The successful execution of our loyalty marketing strategy, our two new properties in Topeka and Cherokee, a terrific performance in St. Louis where we went from fourth in the market in terms of revenue to number one, and the acquisition of Showboat, Inc. in June all contributed to record revenues for the year, moving us over the $2 billion mark for the first time. With our merger with Rio effective January 1, a full year's revenues from Showboat and continued focus on our customer service driven strategy, I'm confident Harrah's Entertainment will remain the gaming industry leader in 1999."

      LAS VEGAS LEADS NEVADA PROPERTIES WITH RECORD REVENUES IN 1998 NEVADA PROPERTIES REPORT FULL YEAR INCREASED REVENUES, OPERATING PROFIT
                                  AND EBITDA
                                NEVADA RESULTS

------------------------------------------------------------------------------------------------------------
       (in  millions)                    1998                1997               1998               1997
                                      FULL YEAR           FULL YEAR        FOURTH QUARTER     FOURTH QUARTER
------------------------------------------------------------------------------------------------------------
SOUTHERN NEVADA
------------------------------------------------------------------------------------------------------------
   Revenues                             $346.3              $288.2             $86.8               $83.9
------------------------------------------------------------------------------------------------------------
   Operating profit                       48.1                41.9              12.3                13.3
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   EBITDA                                 81.0                67.8              20.7                21.6
------------------------------------------------------------------------------------------------------------
NORTHERN NEVADA
------------------------------------------------------------------------------------------------------------
   Revenues                             $296.3              $287.8             $66.3               $65.9
------------------------------------------------------------------------------------------------------------
   Operating profit                       46.5                44.5               4.5                 4.7
------------------------------------------------------------------------------------------------------------
   EBITDA                                 69.0                66.2              10.2                10.2
------------------------------------------------------------------------------------------------------------

         Benefiting from the completion of a major renovation and implementation of the Total Gold program in late 1997, Harrah's Las Vegas had record revenues for 1998, and a 27.8% increase in EBITDA over 1997. Harrah's Las Vegas also reported record revenue for fourth quarter.

         "Las Vegas is a perfect example of why we feel so strongly that we have the strategy for industry leadership," explained Satre. "Cross market play increased 80% at Harrah's Las Vegas in 1998. In a market where dramatic supply additions are creating unprecedented competitive conditions, these results give us confidence we will continue to build loyalty for our brand as well as the Las Vegas property with our loyalty marketing and distribution strategy."

  RECORD REVENUE AT HARRAH'S ATLANTIC CITY IN 1998 AND FOURTH QUARTER LEAD
                          ATLANTIC CITY PROPERTIES RESULTS
                                ATLANTIC CITY RESULTS

------------------------------------------------------------------------------------------------------------
(in  millions)                           1998                1997              1998               1997
                                      FULL YEAR           FULL YEAR       FOURTH QUARTER     FOURTH QUARTER
------------------------------------------------------------------------------------------------------------
ATLANTIC CITY
------------------------------------------------------------------------------------------------------------
   Revenues                             $590.8              $349.5           $176.3               $79.5
------------------------------------------------------------------------------------------------------------
   Operating profit                      129.2                73.3             32.8                12.6
------------------------------------------------------------------------------------------------------------
   EBITDA                                163.0                93.6             44.4                17.5
------------------------------------------------------------------------------------------------------------

         The company's 1998 results for Atlantic City include seven months of Showboat Atlantic City, which was acquired by Harrah's Entertainment in June 1998.

         Harrah's Atlantic City by itself recorded record revenue for the year and fourth quarter as well as record EBITDA for the year and fourth quarter.

         Showboat Atlantic City reported its second best year in its history in 1998.

         "We're very pleased with the results of our relationship marketing efforts particularly by our Atlantic City properties," said Satre. "Our unique marketing approach helped Harrah's Atlantic City increase market share and cash flow in what has been an overall slowly growing market."

 REMARKABLE TURNAROUND IN ST. LOUIS DRIVES RECORD RESULTS BY RIVERBOAT CASINOS
                             RIVERBOAT RESULTS

------------------------------------------------------------------------------------------------------------
(in  millions)                          1998                 1997               1998              1997
                                      FULL YEAR           FULL YEAR        FOURTH QUARTER    FOURTH QUARTER
RIVERBOAT CASINOS
------------------------------------------------------------------------------------------------------------
   Revenues                             $702.7              $656.2            $178.8            $158.1
------------------------------------------------------------------------------------------------------------
   Operating profit                      121.0               124.2              22.3              27.3
------------------------------------------------------------------------------------------------------------
   EBITDA                                167.6               162.0              35.1              36.7
------------------------------------------------------------------------------------------------------------

         Harrah's Riverboat Casinos posted record revenues for the year and for fourth quarter primarily due to increases in St. Louis which opened in March 1997. The Riverboats EBITDA was the second highest for the year and fourth quarter after adjusting for the Missouri "boats in the moats" initiative and higher taxes in Joliet.

         "Harrah's St. Louis started the year ranked fourth in the market in revenue and ended the year in first place," Satre explained. "This dramatic improvement since opening in March 1997, and the continued strong performance of Harrah's North Kansas City, offset challenges in other riverboat markets. We feel we're addressing many of those challenges with construction of hotels in Joliet and Shreveport."

    TWO NEW CASINOS ON NATIVE AMERICAN LANDS CONTINUE STRONG PERFORMANCE
            RESULTING IN SUBSTANTIAL YEARLY AND QUARTERLY INCREASES
                          MANAGED AND OTHER RESULTS

------------------------------------------------------------------------------------------------------------
(in  millions)                           1998                1997               1998              1997
                                      FULL YEAR           FULL YEAR        FOURTH QUARTER    FOURTH QUARTER
------------------------------------------------------------------------------------------------------------
MANAGED AND OTHER
------------------------------------------------------------------------------------------------------------
   Revenues                              $68.0               $37.5             $16.6             $10.5
------------------------------------------------------------------------------------------------------------
   Operating profit                       17.6                 6.2               5.1               0.5
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   EBITDA                                 26.7                13.3              11.0               2.8
------------------------------------------------------------------------------------------------------------

         Due to two new properties, Harrah's Prairie Band-Topeka and Harrah's Cherokee-North Carolina, the Managed and Other results were up substantially for the year and fourth quarter.

         "We see the success of these new properties as further proof of the value of our Harrah's brand as well as the growing acceptance of casino entertainment," said Satre. "These properties have become great assets for their tribes, and have provided us many opportunities to build more customer loyalty for the Harrah's brand."

                          OTHER ITEMS AFFECTING INCOME

         Project opening costs in both years included costs incurred for research and development aimed at enhancing marketing tools and training programs to better serve target customers.

         Corporate expense increased for the year compared to unusually low expenses in 1997. The 1998 increase includes incremental costs related to the Showboat acquisition.

         Equity in nonconsolidated subsidiaries losses for 1998 and fourth quarter includes $3.0 million in preopening expenses related to Harrah's New Orleans following consummation of the reorganization plan for that venture at the end of October 1998. Construction is underway and opening is expected in fourth quarter 1999. Venture restructuring costs in 1998 and 1997 were related to the successful reorganization efforts for the New Orleans venture.

         "We're very excited about the prime New Orleans location at the heart of the city's entertainment district within walking distance of 14,000 hotel rooms and the famous French Quarter," explained Satre. "This new location in one of America's most popular destinations plus our greater distribution and proven Total Gold demand-driven strategy make us confident Harrah's New Orleans will be the exciting property we envisioned five years ago."

         Write-downs and reserves of $7.5 million for 1998 represent primarily the write-downs of certain assets to market value. Write-downs and reserves for the prior year were primarily related to a reserve against loans to the New Orleans project.

         Interest expense for 1998 was higher due to increased debt levels associated with the acquisition of Showboat.

         Gains on sales of equity interests in subsidiaries in 1998 included the gain associated with the sale of an investment in a restaurant company, and in 1997 included the gain from the sale of the Company's remaining equity interest in a New Zealand casino project. The variance in other income is primarily attributable to the 1998 sale of a nonoperating asset.

         Extraordinary losses for the year and fourth quarter are primarily due to the costs associated with the early extinguishment of debt and the write-off of related deferred financing charges.

         Harrah's Entertainment, Inc. is the most recognized and respected name in the casino entertainment industry operating 18 casinos in the United States under the Harrah's, Showboat and Rio brand names, and the Star City casino in Sydney, Australia. Founded more than 60 years ago, Harrah's is focused on building loyalty and brand value with its targeted customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

         Statements in this release concerning future events, future performance and business prospects are forward-looking and are subject to certain risks and uncertainties. These include, but are not limited to, political, economic, bank, equity and debt market conditions, changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies, factors affecting leverage, including interest rates, and effects of competition. These risks and uncertainties could significantly affect anticipated results or events in the future and actual results may differ materially from any forward-looking statements. For additional information, refer to the section entitled "Private Securities Litigation Reform Act" in the company's Form 10-Q filed with the Securities and Exchange Commission for the period ended September 30, 1998.

                                    ####

                          HARRAH'S ENTERTAINMENT, INC.
                       CONSOLIDATED SUMMARY OF OPERATIONS
                                   (UNAUDITED)

                                                        Fourth Quarter Ended                             Year Ended
                                                 ---------------------------------           ---------------------------------
(In thousands, except                              Dec. 31,              Dec. 31,             Dec. 31,               Dec. 31,
 per share amounts)                                   1998                  1997                 1998                   1997
                                                 ------------          -----------           -----------           -----------
Revenues                                         $   524,692           $   397,970           $ 2,004,015           $ 1,619,210
                                                 ===========           ===========           ===========           ===========
Operating profit before project
  opening costs, corporate expense,
  equity in earnings (losses) of
  nonconsolidated affiliates,
  write-downs and reserves and
  venture restructuring costs                    $    76,932           $    58,466           $   362,315           $   290,121
Project opening costs                                   (946)               (8,654)               (8,103)              (17,631)
Corporate expense                                    (12,861)               (4,915)              (37,890)              (27,155)
Equity in nonconsolidated affiliates:
  Losses before preopening costs                      (3,320)               (2,760)              (12,026)               (9,166)
  Preopening costs                                    (2,963)                  (23)               (2,963)               (1,887)
Write-downs and reserves                              (5,627)               (1,461)               (7,474)              (13,806)
Venture restructuring costs                           (2,492)               (1,360)               (6,013)               (6,944)
                                                 -----------           -----------           -----------           -----------
Income from operations                                48,723                39,293               287,846               213,532
Interest, net of interest capitalized                (35,912)              (21,170)             (117,270)              (79,071)
Gains on sales of equity interests in
  subsidiaries                                          --                    --                  13,155                37,388
Other income, including interest income               13,777                 3,439                19,575                11,799
                                                 -----------           -----------           -----------           -----------
Income before income taxes and
  minority interests                                  26,588                21,562               203,306               183,648
Provision for income taxes                            (9,557)               (7,768)              (74,600)              (68,746)

Minority interests                                    (1,438)               (1,645)               (6,989)               (7,380)
                                                 -----------           -----------           -----------           -----------
Income before extraordinary losses                    15,593                12,149               121,717               107,522
Extraordinary losses, net of tax                      (1,413)                 --                 (19,693)               (8,134)
                                                 -----------           -----------           -----------           -----------
Net income                                       $    14,180           $    12,149           $   102,024           $    99,388
                                                 ===========           ===========           ===========           ===========
Earnings per share - basic
  Before extraordinary losses                    $      0.15           $      0.12           $      1.22           $      1.07
  Extraordinary losses, net of tax                     (0.01)                 --                   (0.20)                (0.08)
                                                 -----------           -----------           -----------           -----------
    Net income                                   $      0.14           $      0.12           $      1.02           $      0.99
                                                 ===========           ===========           ===========           ===========
Earnings per share - assuming dilution
  Before extraordinary losses                    $      0.15           $      0.12           $      1.19           $      1.06
  Extraordinary losses, net of tax                     (0.01)                 --                   (0.19)                (0.08)
                                                 -----------           -----------           -----------           -----------
    Net income                                   $      0.14           $      0.12           $      1.00           $      0.98
                                                 ===========           ===========           ===========           ===========
Weighted average common
  shares outstanding                                 100,317               100,033               100,231               100,618
                                                 ===========           ===========           ===========           ===========
Weighted average common and common
  equivalent shares outstanding                      100,904               100,825               101,520               101,254
                                                 ===========           ===========           ===========           ===========

                          HARRAH'S ENTERTAINMENT, INC.
                       SUPPLEMENTAL OPERATING INFORMATION
                                   (UNAUDITED)

                                       Fourth Quarter Ended        Year Ended
                                       --------------------  ---------------------
                                        Dec. 31,    Dec.31,    Dec. 31,   Dec. 31,
(In thousands)                             1998       1997        1998       1997
                                       ---------- ---------  ---------- ----------
Revenues
  Riverboats                             $178,789  $158,110  $  702,705 $  656,246
  Atlantic City                           176,264    79,509     590,758    349,510
  Northern Nevada                          66,317    65,916     296,319    287,751
  Southern Nevada                          86,768    83,900     346,266    288,160
  Managed and Other                        16,554    10,535      67,967     37,543
                                       ---------- ---------  ---------- ----------
      Total                              $524,692  $397,970  $2,004,015 $1,619,210
                                       ========== =========  ========== ==========
Operating profit
  Riverboats                             $ 22,262  $ 27,298    $121,033   $124,159
  Atlantic City                            32,771    12,629     129,161     73,280
  Northern Nevada                           4,486     4,691      46,498     44,533
  Southern Nevada                          12,318    13,326      48,051     41,941
  Managed and Other*                        5,095       522      17,572      6,208
                                       ---------- ---------  ---------- ----------
    Total                                $ 76,932  $ 58,466    $362,315   $290,121
                                       ========== =========  ========== ==========

Adjusted EBITDA**

  Riverboats                             $ 35,089  $ 36,738    $167,556   $162,046
  Atlantic City                            44,402    17,475     163,043     93,602
  Northern Nevada                          10,180    10,162      69,035     66,232
  Southern Nevada                          20,671    21,561      81,041     67,760
  Managed and Other                        11,000     2,843      26,710     13,302
  Corporate Expense and Other             (10,563)   (4,287)    (39,876)   (25,360)
                                       ---------- ---------  ---------- ----------
      Total                              $110,779  $ 84,492    $467,509   $377,582
                                       ========== =========  ========== ==========

* Other operating profit for the fourth quarter and year ended December 31, 1998 includes the amortization expense for the unallocated excess purchase price over the value of the net assets acquired related to the Showboat, Inc., acquisition, which closed on June 1, 1998.

** Earnings before interest, income taxes, depreciation, amortization, project opening costs, write-downs and reserves, venture restructuring costs, Missouri initiative costs, management contract termination fees and gains on sales of equity interests and non-operating assets.